Exhibit 99.1

Storage Technology Corporation             303 673.5020 phone
One StorageTek Drive
Louisville, CO 80028-4130

NEWS RELEASE

Contact:	Karla J. Kimrey
Vice President, Investor Relations
303.673.5020
ask_stk@storagetek.com

STORAGETEK ANNOUNCES SECOND QUARTER FINANCIAL RESULTS

LOUISVILLE, Colo., July 20, 2004 – StorageTek® (Storage Technology Corp., NYSE:STK) today announced second quarter 2004 net income of $35.6 million, or $0.32 diluted earnings per share. These amounts compare to net income of $30.1 million, or $0.27 diluted earnings per share, for the second quarter of 2003. Revenue for the second quarter of 2004 was $516.6 million compared to $527.3 million for the second quarter of 2003.

“We are pleased to report our sixteenth straight quarter of year-over-year earnings growth,” said Patrick J. Martin, StorageTek chairman, president and chief executive officer. “This quarter we officially launched our SL8500 modular library system and announced our SL500 modular library system. They represent the beginning of a suite of offerings over the next year as a part of our Information Lifecycle Management strategy.”

Storage services revenue grew 9% for the first six months of 2004 compared to the same period last year. “Our customers look to our professional services as a key enabler and crucial component required to successfully integrate an Information Lifecycle Management solution,” said Martin.

Additionally, this quarter the company announced the authorization for a $500 million stock repurchase program. This share repurchase is intended to reduce dilution from employee stock plans and opportunistically balance the cash returned to shareholders through share repurchases with the cash reinvested in the business for profitable future growth.

Financial highlights for the second quarter include cash flow from operations of $73 million, bringing the cash and investments balance to $1.1 billion. “We will continue to invest in those areas where the profitable growth of our business is the top priority,” said Robert S. Kocol, StorageTek’s chief financial officer. “By the same token, we will drive the various operational disciplines that impact our business model and take the necessary steps to achieve consistent and improving results.”

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STORAGETEK ANNOUNCES SECOND QUARTER RESULTS 2-2-2/

StorageTek will conduct the second quarter 2004 financial results conference call today at 5:00 p.m. EDT. Please join us for a live audio webcast at http://storagetek.shareholder.com/medialist.cfm.

If you prefer to join via telephone line, please dial 800.811.0667 at least 5 minutes prior to the start of the call. International participants should dial 913.981.4901.

A replay of the call will be available on the web. The replay will also be available beginning at 8 p.m. EDT July 20 through midnight Friday, July 30, by dialing 888.203.1112. If calling internationally, dial 719.457.0820. Use pass code 253699.

Certain statements, projections and forecasts contained herein regarding StorageTek’s future performance and financial results, future products, and business plans constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” and “believes.” There are a number of risks and uncertainties that could cause StorageTek’s actual results to differ materially.

Some of these risks and uncertainties include, but are not limited to, StorageTek’s ability to develop, manufacture and market new products and services successfully; the effect of product mix and distribution channel mix on our gross margins; our ability to execute our Information Lifecycle Management strategy; competitive pricing pressures; rapid technological changes in the markets in which we compete; our ability to attract and retain highly skilled employees; changes in our management; our ability to protect and develop intellectual property rights; our reliance on certain sole source suppliers; our ability to obtain quality parts and components in a timely manner; general economic conditions in the United States and globally; and other risks described in StorageTek’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K that are filed with the Securities and Exchange Commission and which are available on the SEC’s website.

About StorageTek

StorageTek is a $2 billion global company that enables businesses, through its information lifecycle management strategy, to align the cost of storage with the value of information. The company’s innovative storage solutions manage the complexity and growth of information, lower costs, improve efficiency and protect investments. For more information, see www.storagetek.com, or call 1.800.786.7835.

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TRADEMARKS: StorageTek is a registered trademark of Storage Technology Corp. All other products or company names mentioned are used for identification purposes only, and may be trademarks of their respective owners.

STORAGE TECHNOLOGY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Quarter Ended		Six Months Ended
	06/25/04	06/27/03	06/25/04	06/27/03
Revenue
Storage products	$289,048	$313,150	$583,654	$594,409
Gross profit margin	47%	46%	48%	46%

Storage services	227,567	214,113	448,033	412,809
Gross profit margin	44%	44%	43%	43%

Total revenue	516,615	527,263	1,031,687	1,007,218

Cost of revenue	278,783	289,597	555,652	556,793

Gross profit	237,832	237,666	476,035	450,425
Gross profit margin	46%	45%	46%	45%

Research and development costs	47,046	50,522	95,548	100,983
Selling, general, and administrative expense	148,287	146,206	310,972	287,023

Operating profit	42,499	40,938	69,515	62,419

Interest income	3,319	2,566	6,500	5,008
Interest expense	(318)	(398)	(695)	(867)

Income before income taxes	45,500	43,106	75,320	66,560

Provision for income taxes	(9,873)	(13,000)	(16,344)	(20,000)

Net income	$35,627	$30,106	$58,976	$46,560

EARNINGS PER COMMON SHARE

Basic earnings per common share	$0.32	$0.28	$0.53	$0.43

Weighted-average shares	110,675	107,653	110,613	107,172

Diluted earnings per common share	$0.32	$0.27	$0.52	$0.42

Weighted-average and dilutive potential shares	112,726	110,193	113,040	109,659

SUPPLEMENTARY FINANCIAL DATA - STORAGE PRODUCTS REVENUE

Tape products	$215,044	$235,685	$438,133	$451,573
Disk products	46,186	42,068	90,404	79,413
Network products	18,595	22,441	35,609	42,077
Other	9,223	12,956	19,508	21,346

Total storage products	$289,048	$313,150	$583,654	$594,409

STORAGE TECHNOLOGY CORPORATION
CONSOLIDATED BALANCE SHEETS
(In Thousands)

	06/25/04	12/26/03
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,062,060	$1,001,629
Short-term investments	3,549	14,650
Accounts receivable	452,469	539,334
Inventories	105,637	109,988
Deferred income tax assets	133,429	139,446
Other current assets	9,752	123

Total current assets	1,766,896	1,805,170

Long-term investments	45,049	43,501
Property, plant, and equipment	186,354	201,647
Spare parts for maintenance	47,222	44,695
Deferred income tax assets	93,532	93,521
Other assets	130,360	116,712

Total assets	$2,269,413	$2,305,246

LIABILITIES
Current liabilities:
Current portion of long-term debt	$1,238	$1,090
Accounts payable	97,466	132,404
Accrued liabilities	459,319	483,672
Income taxes payable	242,659	250,818
Other current liabilities	28,552	64,674

Total current liabilities	829,234	932,658

Long-term debt	10,369	11,150

Total liabilities	839,603	943,808

STOCKHOLDERS' EQUITY
Common stock, $0.10 par value	11,362	11,114
Capital in excess of par value	1,046,058	991,273
Retained earnings	468,048	409,072
Accumulated other comprehensive loss	(21,510)	(30,436)
Treasury stock	(56,155)	(5,919)
Unearned compensation	(17,993)	(13,666)

Total stockholders' equity	1,429,810	1,361,438

Total liabilities and stockholders' equity	$2,269,413	$2,305,246

STORAGE TECHNOLOGY CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In Thousands)

	Six Months Ended
	06/25/04	06/27/03
OPERATING ACTIVITIES
Cash received from customers	$1,115,656	$1,105,851
Cash paid to suppliers and employees	(962,099)	(969,659)
Interest received	5,861	4,583
Interest paid	(555)	(675)
Income tax paid	(15,602)	(7,360)

Net cash provided by operating activities	143,261	132,740

INVESTING ACTIVITIES
Purchases of investments	(14,258)	--
Proceeds from sale of investments	23,715	--
Purchases of property, plant, and equipment	(27,961)	(20,643)
Proceeds from sale of property, plant, and equipment	13	3,706
Other assets	(23,854)	(774)

Net cash used in investing activities	(42,345)	(17,711)

FINANCING ACTIVITIES
Purchases of common stock	(56,155)	--
Proceeds from employee stock plans	45,068	32,456
Proceeds from other debt	428	650
Repayments of other debt	(815)	(1,122)

Net cash provided by (used in) financing activities	(11,474)	31,984

Effect of exchange rate changes on cash	(29,011)	1,541

Increase in cash and cash equivalents	60,431	148,554
Cash and cash equivalents - beginning of the period	1,001,629	657,599

Cash and cash equivalents - end of the period	$1,062,060	$806,153

RECONCILIATION OF NET INCOME TO NET CASH
PROVIDED BY OPERATING ACTIVITIES
Net income	$58,976	$46,560
Depreciation and amortization expense	40,549	42,639
Inventory writedowns	10,259	11,204
Translation loss	18,684	11,070
Other non-cash adjustments to income	33,567	(10,978)
Decrease in accounts receivable	83,969	98,633
Increase in other current assets	(13,053)	(1,189)
(Increase) decrease in inventories	4,407	(3,763)
Increase in spare parts	(10,837)	(7,433)
Decrease in deferred income tax assets	(850)	(3,352)
Decrease in accounts payable	(34,723)	(37,126)
Decrease in accrued liabilities	(23,509)	(15,925)
Decrease in other current liabilities	(16,870)	(8,242)
Increase (decrease) in income taxes payable	(7,308)	10,642

Net cash provided by operating activities	$143,261	$132,740